Exhibit 99.1

Former Novell CEO Robert Frankenberg Joins

Board of Security Software Developer Wave Systems

Lee, MA – December 21, 2011 - Wave Systems Corp. (NASDAQ: WAVX), a leading provider of trusted computing software, today named Robert Frankenberg, 64, to the company’s Board of Directors, increasing Wave’s Board to six members. Mr. Frankenberg’s decades of management experience in the software industry will help guide the company’s business development strategy across key verticals including government, technology, healthcare, financial services, industrial and energy.

“Bob’s extensive leadership experience and  track record of success make him an ideal addition to our Board,” commented John E. Bagalay, Jr. Ph.D. Chairman of Wave. “He has built a diverse and impressive rolodex of relationships across the public and private sectors. Of greatest significance, he shares our excitement and passion for the company’s technology and is eager to help increase awareness of our security solutions as Wave enters a new phase of accelerated expansion and growth.”

Mr. Frankenberg heads NetVentures, a management consulting firm he founded that focuses on the high tech industry. He was previously chairman of Kinzan, a leading provider of Internet services platforms that was sold in 2004. He served for four years as chairman, president, and CEO of eBusiness software and services provider Encanto Networks through the sale of its major business to Avaya. And for three years Mr. Frankenberg was Chairman and CEO of Novell, one of the  largest networking software companies in the world, where he lead the businesses through a major strategy change.

Prior to Novell, Mr. Frankenberg was the V.P. & Group General Manager of Hewlett-Packard’s Personal Information Products Group, responsible for the personal computer, server, networking, and other office software and consumer product lines. Under his leadership HP’s PC business moved from #26 in market share to #7, and the team he built took HP to the #1 position after he left for Novell. Mr. Frankenberg joined HP as a manufacturing technician and moved up through engineering and management positions to become general manager of the Personal Information Products Group.

Mr. Frankenberg is on the board of directors of Nuance Communications, Veracity Networks, SQLStream, Sylvan Source and the Sundance Institute. He also chairs the Westminster College Board of Trustees. He is a former member of the following boards: San Jose State University Advisory, Stanford Business School Alumni, National Semiconductor, AOL, Daw Technologies, Electroglas, Extended Systems, PowerQuest, Secure Computing, Starlight Networks and Wall Data.

Mr. Frankenberg earned a bachelor’s degree in Computer Engineering from San Jose State University, is a graduate of Stanford’s Graduate School of Business executive program and served four years in the U.S. Air Force. He is widely published; a frequent speaker, holds several computer design patents and has received the following honors: Air Force Commendation Medal, Smithsonian Jefferson Scholar, Distinguished Utahan, the SJSU College of Engineering Distinguished Graduate and is a recent inductee to the Silicon Valley Engineering Hall of Fame.

About Wave Systems

Wave Systems Corp. reduces the complexity, cost and uncertainty of data protection by starting inside the device. Unlike other vendors who try to secure information by adding layers of software for security, Wave leverages the security capabilities built directly into endpoint computing platforms themselves.  Wave has been a leading expert in this growing trend, leading the way with first-to-market solutions and helping shape standards through its work as a board member for the Trusted Computing Group.

Safe Harbor for Forward-Looking Statements

This press release may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends.  The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  Wave assumes no duty to and does not undertake to update forward-looking statements.

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Contact:

Wave Systems Corp.	Jaffoni & Collins – Investor Relations
Gerard T. Feeney, CFO	David Collins, Jennifer Neuman
413-243-1600	212-835-8500
wavx@jcir.com

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